EXHIBIT 10.17
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                              EMPLOYMENT AGREEMENT
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      THIS  AGREEMENT,  effective as of the 16th day of August  2001,  between
NEXLAND, INC., a Delaware corporation (the "COMPANY"), and ROBERT W. NELSON, (the "EMPLOYEE").

      NOW, THEREFORE, in consideration of the promises herein contained, the parties covenant and agree as follows:

      1. EMPLOYMENT. The Company agrees to employ the Employee as Corporate Advisor for two (2) years, effective August 16, 2001, ending August 15, 2003 (the "EMPLOYMENT TERM"), unless terminated earlier as provided herein. The Employment Term and any extension thereof is hereafter referred to as the "PERIOD OF ACTIVE EMPLOYMENT."

      2. DUTIES. The Employee shall be engaged as a general employee of the Company, and shall report directly to the Chief Executive Officer of the Company. The precise duties of the Employee may be extended or curtailed by the Company from time to time.

      3. EXTENT OF DUTIES. The Employee shall exert his best efforts with reference to the Employer's business, but shall not be prohibited during the period of active employment from engaging in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. The Employee shall devote not less than twelve (12) days per month in connection with the performance of his duties for the Company.

      4. PLACE OF PERFORMANCE. The Employee shall perform his duties at the Employee's residence or at such location that the Employee and the Company mutually agree upon.

      5. ADVISORY BOARD MEMBER. Throughout the period of active employment, the Employee shall serve as a member of the Board of Advisors of the Company and the Employee shall be entitled to receive the benefits and compensation normally provided by the Company to its Board of Advisor members.

      6. COMPENSATION AND BENEFITS. During the Employment Term, the Company, in addition to any other compensation, profit sharing or bonus payments allocable to the Employee at the Company's discretion, agrees to pay the Employee as compensation for the services of the Employee, as follows:

         6.1. SALARY. A basic annual salary of $144,000.00 (the "SALARY"), which shall be payable in installments according to the Company's regular payroll practices and subject to such deductions as may be required by law. The Employee's Salary shall accrue until the following events occur: (i)(A) the Company raises $200,000 in gross proceeds from a financing, or (B) the Company ships $3,000,000 of the Company's products in any ninety (90) day period; and
(ii) Gregory S. Levine, Chief Executive Officer of the Company, receives his accrued salary. The Employee's Salary may be increased annually at the discretion of the Company's Board of Directors (the "BOARD OF Directors").

         6.2.  BENEFITS AND EXPENSE  REIMBURSEMENT.  The Employee shall receive:
(i) the employee benefits and perquisites provided by the Company to its employees from time-to-time, and (ii) reimbursement for reasonable and necessary out-of-pocket expenses, up to a maximum amount of $1,000.00 per month, in the aggregate, unless a greater amount shall be approved by the Chief Executive Officer of the Company, incurred in the performance of his duties hereunder, including, but not limited to reasonable travel and entertainment expenses, and Internet service provider, telephone and cellular telephone use charges (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefor). Notwithstanding any other provision of this Agreement, the Company does not


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

guarantee or represent that any specific benefit plan or program will be available to the Employee at any time hereunder.

         6.3. STOCK OPTION UPON EXECUTION OF THIS AGREEMENT. Upon the execution of this Agreement by all parties hereto, the Company shall grant to the Employee a fully-vested option to purchase five hundred thousand (500,000) shares of the Company's common stock (the "SIGNING STOCK OPTION"), par value $0.001 per share (the "COMMON STOCK"), effective as of August 16, 2001, at an exercise price of $0.26 per share. The Signing Stock Option shall be exercisable until August 15, 2011.

         6.4. PERFORMANCE-BASED STOCK OPTION. Upon the execution of this Agreement by all parties hereto, the Company shall grant to the Employee an option to purchase one million five hundred thousand (1,500,000) shares of Common Stock (the "PERFORMANCE-BASED STOCK OPTION") at an exercise price of $0.26 per share. Subject to the pro rata vesting provisions described in this
Section 6.4, the Performance-Based Stock Option shall fully vest upon the occurrence of any one of the following events: (i) the Company obtaining a financing in an amount equal to or greater than Ten Million Dollars (US $10,000,000.00) based upon a valuation of the Company that is equal to or greater than One Hundred Million Dollars (US $100,000,000.00), (ii) the closing price of the Common Stock is equal to or greater than Three Dollars (US $3.00) per share (as reported by Bloomberg L.P.) for a continuous period of thirty (30) business days, or (iii) a transaction in which (A) the Company and/or the shareholders of the Company sell, based on a valuation of the Company that is equal to or greater than One Hundred Million Dollars (US $100,000,000.00), to any person the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934) of securities issued by the Company having fifty percent (50%) or more of the voting power of all securities issued by the Company, or (B) the Company merges or consolidates with or


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transfers substantially all of its assets to another person based on a valuation of the Company that is equal to or greater than One Hundred Million Dollars (US $100,000,000.00). In the event the Company obtains a financing in an amount equal to or greater than Ten Million Dollars (US $10,000,000.00) based on a valuation of the Company that is less than One Hundred Million Dollars (US
$100,000,000.00),   or  the  Company   successfully   consummates  the  type  of
transaction described in (ii)(A) or (ii)(B) above based on a valuation of the Company that is less than One Hundred Million Dollars (US $100,000,000.00), the Performance-Based Stock Option shall vest pro rata based on the valuation of the Company; PROVIDED, HOWEVER, no portion of the Performance-Based Stock Option shall vest in the event the Company obtains a financing or successfully consummates the type of transaction described in (ii)(A) or (ii)(B) above based on a valuation of the Company that is less than Fifty Million Dollars (US $50,000,000.00). The following scenarios are provided for example purposes only. In the event the Company obtains a financing in an amount equal to or greater than Ten Million Dollars (US $10,000,000.00) based on a valuation of the Company that is equal to Forty-Five Million Dollars (US $45,000,000.00), or the Company successfully consummates the type of transaction described in (ii)(A) or (ii)(B) above based on a valuation of the Company that is equal to Forty-Five Million Dollars (US $45,000,000.00), no portion of the Performance-Based Stock Option shall vest. In the event the Company obtains a financing in an amount equal to or greater than Ten Million Dollars (US $10,000,000.00) based on a valuation of the Company that is equal to Seventy-Five Million Dollars (US $75,000,000.00), or the Company successfully consummates the type of transaction described in
(ii)(A) or (ii)(B) above based on a valuation of the Company that is equal to Seventy-Five Million Dollars (US $75,000,000.00), fifty percent (50%) of the Performance-Based Stock Option shall vest (I.E., seven hundred fifty thousand


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(750,000) shares of Common Stock). The  Performance-Based  Stock Option shall be exercisable until August 15, 2011

         6.5. DEATH OF EMPLOYEE. Upon the death of the Employee, the Employee's estate shall have the right to exercise all vested and unexercised portions, at the time of the Employee's death, of the Signing Stock Option and the Performance-Based Stock Option, as well as any portion of the Performance-Based Stock Option that shall vest within twelve (12) months following the Employee's death. The rights granted in this Section 6.5 shall continue for the full term of the options granted in Sections 6.3 and 6.4.

      7. REGISTRATION RIGHTS. Subject to the terms and conditions of this Agreement, the Company shall notify the Employee in writing at least twenty (20) days prior to the filing of any registration statement under the 1933 Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the 1933 Act) and will afford an opportunity to include in such registration statement all or part of such Registrable Securities held by the Employee. The Employee, if he desires to include in any such registration statement, all of part of the Registrable Securities held by him shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities held by the Employee. If the Employee decides not to include all of his Registrable Securities in the registration statement thereafter filed by the Company, the Employee shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms


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and conditions set forth herein.  "REGISTRABLE  SECURITIES"  means the shares of the Company's Common Stock issuable to the Employee pursuant to this Agreement.

      8. TERMINATION. The Employee's employment pursuant to this Agreement shall be terminated by the first to occur of the following events:

         8.1. The death of the Employee.

         8.2. The Complete Disability of the Employee. "COMPLETE DISABILITY" as used herein shall mean the inability of the Employee, due to illness, accident or any other physical or mental incapacity, to perform the services provided for in this Agreement for an aggregate of sixty (60) days within any period of twelve (12) consecutive months during the term hereof.

         8.3. Termination for Cause. The Company shall at all times have the right, upon written notice to the Employee, to terminate the Employee's employment hereunder for Cause (as defined below). For purposes of this Agreement, the term "CAUSE" shall mean: (a) an action or omission of the Employee which constitutes an intentional, willful and material breach of this Agreement; (b) fraud, embezzlement or misappropriation of funds in connection with his services hereunder; (c) conviction of any crime which involves dishonesty or a breach of trust; or (d) material failure to satisfactorily perform or otherwise meet the Employee's duties hereunder, as reasonably determined by the Company's Board of Directors which is not cured within thirty
(30) days after receipt by the Employee of written notice of the same. Any termination for cause shall be made in writing to the Employee, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination.

         8.4. Upon any termination pursuant to Section 8.1 or 8.2, the Company shall be released from all obligations hereunder, except for (i) the obligation to pay any compensation and benefits described in Sections 6.1 and 6.3 hereof which are accrued and unpaid as of the date of termination, and (ii) any portion


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of the Performance-Based Stock Options that shall vest within twelve (12) months following the  Employee's  termination.

         8.5. Upon any termination pursuant to Section 8.3 or in the event the Employee voluntarily resigns from his employment with the Company, the Company shall be released from all obligations hereunder, except for the obligation to pay any compensation and benefits described in Sections 6.1 and 6.3 hereof which are accrued and unpaid as of the date of termination or resignation.

      9. TERMINATION WITHOUT CAUSE; EXPIRATION OF EMPLOYMENT TERM WITHOUT RENEWAL. The Company may terminate this Agreement without cause at any time upon one hundred eighty (180) days' written notice to the Employee prior to the end of such period of active employment. In such event (unless the Employee is absent from work because of accident or sickness), the Employee shall continue to render his services and shall be paid his compensation to the day of termination. In the event of a termination without cause or in the event that the Employment Term expires without renewal by the Company, the Company shall be obligated to pay any compensation and benefits described in Sections 6.1 and 6.3 hereof which are accrued and unpaid as of the date of termination, as well as any portion of the Performance-Based Stock Options that shall vest within twelve
(12) months following the Employee's termination or the expiration of the Employment Term. The Employee may terminate this Agreement without cause at any time upon one hundred eighty (180) days' written notice to the Employer prior to the end of such period of active employment. In such event (unless the Employee is absent from work because of accident or sickness), the Employee shall continue to render his services and shall be paid his compensation to the date of termination. In such event, the Company shall be obligated to pay any compensation and benefits described in Sections 6.1 and 6.3 hereof which are accrued and unpaid as of the date of termination.


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

      10. AGENCY. The Employee shall have no authority to enter into any contracts binding upon the Company, except such as shall be specifically authorized by the Board of Directors of the Company or by the Chief Executive Officer of the Company acting pursuant to authority granted by the Board of Directors.

      11. NOTICES. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person, sent by Federal Express (or recognized overnight courier service) or telecopied to the parties at the following addresses:

If to the Company:                     Nexland, Inc.
                                       1101 Brickell Avenue
                                       North Tower, 2nd Floor
                                       Miami, Florida 33131
                                       Attn: Gregory S. Levine

         with a copy to:               Clayton E. Parker, Esquire
                                       Kirkpatrick & Lockhart LLP
                                       201 South Biscayne Blvd., Suite 2000
                                       Miami, Florida 33131

         If to the Employee:           Robert W. Nelson
                                       ---------------------------------------
                                       ---------------------------------------

      12. WAIVER OF BREACH. The waiver by the Company or the Employee of a breach of any provision of this Agreement, shall not operate or be construed as a waiver of any subsequent breach by the Employee or the Company. No wavier shall be valid unless in writing and signed by the Employee or by an authorized officer of the Company.

      13. ASSIGNMENT. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.


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

      14. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification, extension, or discharge is sought. This Agreement replaces any prior Employment Agreement between the parties.

      15. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

      16. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

      17. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of Florida.

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



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


-------------------------------          NEXLAND, INC.
Witness
                                         By:/s/ Gregory S. Levine
                                            ---------------------
                                         Name:  Gregory S. Levine
                                              -------------------
                                         Title: Chief Executive Officer
-------------------------------
Witness



                                         /s/ Robert W. Nelson
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Witness                                  Robert W. Nelson


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Witness




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